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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Pinnacle Systems, Inc. of our report dated August 13, 1998 relating to the financial statements of Truevision, Inc., which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

                                          /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
February 5, 1999